Exhibit 10.114
Effective Date: January 1, 2016

Vatsala Sharma
22338 La Quilla Drive
Los Angeles, CA 91311

Re:	Eos Petro, Inc. Loan

Dear Vatsala Sharma:

Reference is made to the Secured Promissory Note dated February 15, 2012, as subsequently amended (the "Loan") by and between Eos Petro, Inc. ("Eos") and Vatsala Sharma ("Lender," collectively referred to with Eos as the "Parties").

The Loan has a principal balance of $600,000, with interest accruing at 18% per annum, which, as of December 31, 2015, equals $411,485 of accrued interest.

You are hereby requested in this letter (this "Letter Agreement") to indicate your agreement to, and acknowledgement of, the following regarding the Loan:

1.
Extension of Maturity Date. Prior to the execution of this Letter Agreement, the maturity date of the Loan was January 1, 2016. The Parties hereby agree that the maturity date of the Loan is extended to July 1, 2016.

2.
Issuance of Shares.   Pursuant to the terms of the Loan, the Parties agreed that if the Loan was not repaid by the maturity date, which was previously January 1, 2016, Eos will issue to Lender 275,000 restricted shares of its common stock (the "Maturity Shares").  Regardless of the extension of the maturity date herein, Eos' obligation to issues the Maturity Shares shall remain unchanged and such shares shall be issued as of January 1, 2016.

3.
Acknowledgement of Good Standing.  The Parties agree and acknowledge that any and all Events of Default which may have occurred under the Loan on or prior to the date first written above are hereby waived, and the Parties further acknowledge that the Loan, as modified by this letter agreement, is in good standing and full force and effect as of the date first written above.

[Remainder of this page intentionally left blank. Signature page follows]

Please acknowledge your agreement to, and acceptance of, the foregoing by signing this Letter Agreement below.  Please return a signed copy to the undersigned, it being agreed that this Letter Agreement may be executed in counterparts and signatures received by electronic transmission shall have the same effect as original signatures.

Sincerely,

NIKOLAS KONSTANT, signing in his individual capacity and as the CFO and Chairman of Eos Petro, Inc., a Nevada corporation

/s/ Nikolas Konstant

ACKNOWLEDGED AND AGREED TO EFFECTIVE AS OF JANUARY 1, 2016 BY:

VATSALA SHARMA By: /s/ Vatsala Sharma Name: Title: